UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 7, 2022

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3D SYSTEMS CORPORATION

(Exact name of registrant as specified in its charter)

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Delaware	001-34220	95-4431352
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

333 Three D Systems Circle

Rock Hill, South Carolina 29730

(Address of Principal Executive Offices) (Zip Code)

(803) 326-3900

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	DDD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 7, 2022, 3D Systems Corporation (the “Company”) announced the appointment of Joseph Zuiker as the Company’s Executive Vice President, Engineering and Operations, effective December 12, 2022.

Prior to joining the Company, Dr. Zuiker, age 58, served as Vice President of Engineering, Operations and Order Fulfilment for MTS Systems Corporation where he worked until December 2022. Prior to joining MTS Systems in July 2017, he was Senior Director Technology for Halliburton Corporation’s Sperry Drilling from September 2011 to July 2016.  Dr. Zuiker also worked in design leadership at General Electric’s Energy Division from December 1995 to August 2011 in various roles of increasing responsibility, including General Manager of GE Gasification Technology, General Manager of GE Hydro Technology and Turbine Design Manager/Design Engineer.  Dr. Zuiker holds a Doctorate in Mechanical Engineering from Rensselaer Polytechnic Institute, a Master of Science degree in Aerospace Engineering from the University of Cincinnati, and a Bachelor of Science degree in Mechanical Engineering from the University of Illinois at Urbana-Champaign, and is a Certified Six Sigma Master Black Belt.

In connection with his appointment, the Company entered into an employment agreement with Dr. Zuiker (the “Employment Agreement”), dated December 7, 2022, pursuant to which he will serve as the Company’s Executive Vice President, Engineering and Operations. Under the terms of the Employment Agreement, approved by the Compensation Committee of the Board of Directors, Dr. Zuiker will receive the following compensation:

  a base salary of $400,000 per annum, which will be pro-rated for 2022;
  a bonus objective not less than 60% of Dr. Zuiker’s base salary subject to the terms of the Company’s annual bonus program, which he will be eligible for beginning in 2023;
  a signing bonus of $200,000, provided that Dr. Zuiker (i) is not terminated for Cause within the first 24 months of his employment with the Company, (ii) does not terminate his employment for any reason other than death, Disability, or Constructive Discharge within the first 24 months of his employment with the Company, and (iii) relocates his primary residence to the Charlotte, North Carolina metro region by June 30, 2023; and
  a time-based restricted stock award for a number of shares of the Company’s common stock (“Common Stock”) calculated with a numerator equal to $500,000 and a denominator equal to the 20-trading day trailing average closing price of the Common Stock ended on December 9, 2022, pursuant to the Company’s 2015 Incentive Plan, which shall vest in three equal annual installments during the continuation of Dr. Zuiker’s employment with the Company.

The Employment Agreement has an initial two-year term that automatically renews for additional 12-month terms, unless terminated by either party.

The foregoing summary of the Employment Agreement is qualified in its entirety by reference to the complete terms of the Employment Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On December 7, 2022, the Company issued a press release announcing the appointment of Dr. Zuiker as Executive Vice President, Engineering and Operations. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information in Item 7.01 to this Current Report on Form 8-K shall not be incorporated by reference into any filing or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing or document.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

10.1	Employment Agreement, dated December 7, 2022, by and between 3D Systems Corporation and Joseph Zuiker.
99.1	Press Release dated December 7, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

3D SYSTEMS CORPORATION

Date: December 9, 2022	By:	/s/ Andrew M. Johnson
Andrew M. Johnson
Executive Vice President, Chief Legal Officer and Secretary